Exhibit 99.3

FOR IMMEDIATE RELEASE

Contacts:	Corporation:	Investors and Media:
	TTM Technologies, Inc.	The Blueshirt Group
	Todd B. Schull, Chief Financial Officer	Lisa Laukkanen
	(714) 327-3000	415-217-4961
	investor@ttmtech.com	lisa@blueshirtgroup.com

TTM TECHNOLOGIES, INC. ANNOUNCES CLOSING OF

$220 MILLION CONVERTIBLE SENIOR NOTES DUE 2020

COSTA MESA, California – December 20, 2013 – TTM Technologies, Inc. (Nasdaq: TTMI) today announced the closing of its offering of $220 million aggregate principal amount of 1.75% Convertible Senior Notes due 2020 in an underwritten public offering. J.P. Morgan Securities LLC and RBS Securities Inc. acted as joint book-running managers for the offering. TTM has granted the underwriters the right to purchase up to an additional $30 million aggregate principal amount of the notes within 30 days solely to cover over-allotments.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.